Exhibit 99.2

AMERICAN ROCK SALT COMPANY LLC

Notice of Guaranteed Delivery

of

9½% Senior Secured Notes due 2014

As set forth in the prospectus dated                     , 2004 (the “Prospectus”), of American Rock Salt Company, a New York limited liability company (the “Company”), under the caption “The Exchange Offer—Guaranteed Delivery Procedures,” this form must be used to accept the Company’s offer to exchange its 9½% Senior Secured Exchange Notes due 2014 (the “Exchange Notes”) for an equal principal amount of its 9½% Senior Secured Notes due 2014 (the “Outstanding Notes”), by holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available, (ii) who cannot deliver their Outstanding Notes, the letter of transmittal that accompanies the Prospectus (the “Letter of Transmittal,” which together with the Prospectus constitute the “Exchange Offer”) and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This form must be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

The Exchange Agent is: U.S. BANK NATIONAL ASSOCIATION
Mail: U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107-2292 Attention: Specialized Finance	By Facsimile (for eligible guarantor institutions only): (651) 495-8097	Hand/Overnight Delivery: U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107-2292 Attention: Specialized Finance
Confirm by Telephone: (800) 934-6802

Delivery of this instrument to an address other than as set forth above or transmission via a facsimile number other than the one listed above will not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby tenders for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery.”

The term “Expiration Date” shall mean 5:00 p.m., New York City time, on                     , 2004, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended. The undersigned understands and acknowledges that the Exchange Offer will expire on the Expiration Date.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, successors, assigns, trustees in bankruptcy and other legal representatives.

SIGNATURE	Principal Amount of Outstanding Notes Tendered (must be in integral multiples of $1,000):
X Date:	Certificate Number(s) of Outstanding Notes (if available):
X Date:
Signature(s) of Registered Holder(s) or Authorized Signatory	Aggregate Principal Amount Represented by Certificate(s):
Area Code and Telephone Number:
Name(s)
(Please Print)
Capacity (full title), if signing in a fiduciary or representative capacity):	IF TENDERED OUTSTANDING NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY (“DTC”) ACCOUNT NO. AND TRANSACTION CODE NUMBER (if available):
Account No.
Address:
(including Zip Code)	Transaction Number
Taxpayer Identification or Social Security No.:

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility described in the Prospectus under the caption “The Exchange Offer-Procedures for Tendering Outstanding Notes-Book-Entry Transfer” and any other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the date of execution of the Notice of Guaranteed Delivery.

Name of Eligible Institution:
Authorized Signature
Address:	Name:
(Please Print)
Title:
(Include Zip Code)
Date:
Area Code and Telephone No.:
Date:

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.